CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-117054; No. 333-100804 and No. 333-54632) of MIND C.T.I. Ltd. of our report dated May 20, 2010 relating to the 2009 consolidated financial statements, which appear in this Form 6-K.

/s/ Brightman Almagor Zohar & Co.
Tel-Aviv, Israel	Certified Public Accountants
May 20, 2010	A member of Deloitte Touche Tohmatsu